EXHIBIT 4
                                                                     Page 1 of 2
                                CSW CREDIT, INC.
                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE BALANCES
                              USING 50% RESTRICTION
                                   (thousands)



                          Twelve Months       Twelve Months       Twelve Months
                              Ended               Ended               Ended
                         October 31, 1998   November 30, 1998  December 31, 1998
                         ----------------   -----------------  -----------------
   AFFILIATES
------------------
CPL                        $ 120,418        $     119,696         $     123,713
PSO                           79,926               80,440                80,231
SWEPCO                        99,169               98,387                97,529
WTU                           49,253               48,679                48,319
                         ----------------   ----------------   -----------------

      Total Affiliates:    $ 348,766        $     347,202         $     349,792
                         ================   ================   =================

 NON-AFFILIATES
------------------
TX-NM POWER                $  49,640        $      51,519         $      52,091
HLP                          432,695              438,007               439,793
                         ----------------   ----------------   -----------------

                           $ 482,335        $     489,526         $     491,884
                         ----------------   ----------------   -----------------

HLP Receivables sold to third
   parties                         0                    0                     0
                         ----------------   ----------------   -----------------
     Total Non-Affiliates  $ 482,335        $     489,526         $     491,884

                         ================   ================   =================

Over/(Under) 50%
    Restriction            $ 133,569        $     142,324         $     142,092
                         ================   ================   =================



                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE PURCHASES
                        USING TEMPORARY RELIEF PROVISIONS
                                   (thousands)



                         Twelve Months       Twelve Months       Twelve Months
                              Ended               Ended               Ended
                         October 31, 1998   November 30, 1998  December 31, 1998
                         ----------------   -----------------  -----------------
OTHER NON-AFFILIATES:
      TX-NM POWER          $  49,438        $      49,607         $      47,966
Temporary Relief Provision   100,000              100,000               100,000
                         ---------------    -----------------  -----------------

Over/(Under) Temporary
  Relief Provision         $ (50,562)       $     (50,393)         $    (52,034)
                         ================   =================  =================

HLP                        $ 356,962        $     360,824          $    360,773
---
Temporary Relief Provision   450,000              450,000                450,000
                         ----------------   -----------------  -----------------
Over/(Under) Temporary
  Relief Provision         $ (93,038)       $     (89,167)         $    (89,227)
                         ================   =================  =================

                                                                       EXHIBIT 4
                                                                     Page 2 of 2

                                CSW CREDIT, INC.
                               BAD DEBT WRITE-OFFS
                                   (thousands)



                             October 31,        November 30,      December 31,
                                1998                1998              1998
                           ----------------    ---------------   ---------------

 NON-AFFILIATES
------------------
TX-NM POWER                $     280           $     309         $     356
HLP                              551                 983             1,650
                           ----------------    ---------------   --------------
    Total Non-Affiliates:  $     806           $   1,292         $   2,006
                           ================    ===============   ===============